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                                                                   Exhibit 99.4

                             OMNOVA SOLUTIONS INC.

                                   LETTER TO
                     DEPOSITORY TRUST COMPANY PARTICIPANTS

                          EXCHANGE OF ALL OUTSTANDING
                     11 1/4% SENIOR SECURED NOTES DUE 2010
                                      FOR
                     11 1/4% SENIOR SECURED NOTES DUE 2010

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON ___________, 2003, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES
TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M.,
                  NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Depository Trust Company Participants:

   We are enclosing herewith the material listed below relating to the offer by OMNOVA Solutions Inc., to exchange its 11 1/4%Senior Secured Notes due 2010 (the "Exchange Notes"), which have been registered under the Securities Act of 1933 (the "Securities Act"), for a like principal amount of its issued and outstanding 11 1/4% Senior Secured Notes due 2010 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in OMNOVA Solutions' Prospectus, dated _______, 2003, and the related letter of transmittal (which together constitute the "Exchange Offer").

   Enclosed are copies of the following documents:

    1. Prospectus, dated ______, 2003;

    2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

    3. Notice of Guaranteed Delivery; and

    4. Letter that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

   We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

   The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

   Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to OMNOVA Solutions that:

   (i) any Exchange Notes that the holder will acquire in exchange for Outstanding Notes will be acquired in the ordinary course of business of the holder,

  (ii) the holder has not engaged in, does not intend to engage in, and has no arrangement with any person to engage in, a distribution of any Exchange Notes issued to the holder,

 (iii) the holder is not an "affiliate" (as defined in Rule 405 under the Securities Act) of OMNOVA Solutions Inc.,

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  (iv) the holder is not a broker-dealer tendering Outstanding Notes acquired directly from OMNOVA Solutions Inc. for the holder's own account, and

   (v) the holder is not prohibited by any law or policy of the SEC from participating in the exchange offer.

   If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it will represent that the Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of those Exchange Notes, the broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   The enclosed Letter to Clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

   OMNOVA Solutions will not pay any fee or commission to any broker or dealer to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. OMNOVA Solutions will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 6 of the enclosed letter of transmittal.

   Additional copies of the enclosed material may be obtained from the undersigned.

                                          Very truly yours,

                                          THE BANK OF NEW YORK

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